Securian Life Insurance Company

Power of Attorney

To Sign Registration Statements

WHEREAS, Securian Life Insurance Company (“Securian Life”) has established a separate account to fund certain variable life insurance contracts; and

WHEREAS, Securian Life Variable Universal Life Account (“Variable Universal Life Account”) (333-132009) is a separate account of Securian Life which has been established for the purpose of issuing group variable universal life insurance policies on a variable basis and which is to be registered as a unit investment trust under the Investment Company Act of 1940 offering group variable universal life insurance policies to be registered under the Securities Act of 1933.

NOW THEREFORE, We, the undersigned Directors and Officers of Securian Life, do hereby appoint Renee D. Montz as Director and Attorney-In-Fact for the purpose of signing her name on our behalf as Director and Attorney-In-Fact of Securian Life and filing with the Securities and Exchange Commission Registration Statements, or any amendment thereto, for the purpose of: a) registering policies of the Variable Universal Life Account for sale by that entity and Securian Life under the Securities Act of 1933; and b) registering the Variable Universal Life Account as a unit investment trust under the Investment Company Act of 1940.

Signature	Title	Date
/s/ Christopher M. Hilger Christopher M. Hilger	Chairman of the Board, President and Chief Executive Officer	April 18, 2025

/s/ Mary K. Brainerd Mary K. Brainerd	Director	April 18, 2025

/s/ Robert J. Ehren Robert J. Ehren	Director	April 18, 2025

/s/ Benjamin G.S. Fowke, III Benjamin G.S. Fowke, III	Director	April 18, 2025

/s/ Sara H. Gavin Sara H. Gavin	Director	April 18, 2025

/s/ Eric B. Goodman Eric B. Goodman	Director	April 18, 2025

/s/ James Patrick Kolar James Patrick Kolar	Director	April 18, 2025

/s/ Renee D. Montz Renee D. Montz	Director	April 18, 2025

/s/ Trudy A. Rautio Trudy A. Rautio	Director	April 18, 2025

/s/ Susan Mae Reibel Susan Mae Reibel	Director	April 18, 2025

/s/ Warren J. Zaccaro Warren J. Zaccaro	Director	April 18, 2025